Exhibit 99.1

WALKER INNOVATION FOCUSES BUSINESS DEVELOPMENT ON

CUSTOMER INNOVATION AND TRAVEL BUSINESS

Stamford, CT – March 31, 2016 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), an innovation services firm that helps companies improve their internal product and business development efforts and also owns a portfolio of its own intellectual property, today announced that as part of its effort to reduce costs and focus its business development efforts, the Company has ceased operations of its Haystack IQ product.

“After a substantive strategic review of the business in an ongoing effort to reduce costs and focus our business development efforts, we have concluded that we are no longer in a position to continue to fund Haystack IQ at the level it needs to scale,” said Jonathan Ellenthal, Chief Executive Officer of Walker Innovation Inc. “In the end, we have decided that suspending the operations of Haystack at this stage is the best thing to do for the Company. This was a difficult decision considering we have more than twenty subscribers, including many large, well-known organizations, and feedback from customers has been positive. Nevertheless, our commitment to further reduce expenses and conserve cash took precedence in making this decision.”

“We are focused on our ongoing custom innovation business and targeted litigation and licensing efforts with respect to our patent portfolio as well as supporting the new travel business to maximize the value of our equity stake, ” added Mr. Ellenthal. “We look forward to providing updates regarding the travel business later this year. With the addition of the travel business asset, our recent progress in licensing and enforcement and an intense focus on cash management, we believe we’re acting prudently to set the Company on a course toward a brighter future.”

The Company expects to incur a one-time charge (excluding any potential recoveries from sale of assets) of approximately $600,000 in the first quarter of 2016 in connection with the shutdown, of which approximately $335,000 would be non-cash.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) is an innovation services firm that helps companies improve their internal product and business development efforts. The Company also owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.walkerinnovation.com

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218